Exhibit 99.5

PRELIMINARY – DO NOT USE

Special Meeting of Shareholders of

Glimcher Realty Trust

to Be Held on January 12, 2015

VOTE ON THE INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, on January 11, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to authorize your vote.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on January 11, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Glimcher Realty Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
Attend the Shareholder Meeting at the Renaissance Columbus Downtown Hotel, 50 North 3rd Street, Columbus, Ohio 43215 on January 12, 2015.

Please detach at perforation before mailing.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:

The board of trustees recommends a vote “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

		FOR	AGAINST	ABSTAIN
1.

The proposal to approve the merger of Glimcher Realty Trust with and into a subsidiary of Washington Prime Group Inc. and the other transactions contemplated by the agreement and plan of merger, dated as of September 16, 2014, and as may be amended from time to time, by and among Glimcher Realty Trust, Glimcher Properties Limited Partnership, Washington Prime Group Inc., Washington Prime Group, L.P., WPG Subsidiary Holdings I, LLC and WPG Subsidiary Holdings II Inc.

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	The proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Glimcher Realty Trust in connection with the merger.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.

The proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the merger and the other transactions contemplated by the merger agreement.

		☐	☐	☐

Meeting Attendance: Mark the box to the right if you plan to attend the special meeting. ☐

Note: Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give the full title as such.  Joint owners should each sign personally.  All holders must sign.  If a signer is a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature and Title, if applicable	Signature (if held jointly)	Date

PLEASE MARK, SIGN AND DATE THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PRELIMINARY – DO NOT USE

GLIMCHER REALTY TRUST

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 12, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

OF GLIMCHER REALTY TRUST

The undersigned shareholder(s) of Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), hereby appoint(s) Michael P. Glimcher and George A. Schmidt, Esq., or either of them, as proxies for the undersigned, each with the full power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of beneficial interest of the Company that the undersigned shareholder(s) is/are entitled to vote at the special meeting of the common shareholders to be held on January 12, 2015, commencing at 12:00 P.M., local time, at the Renaissance Columbus Downtown Hotel, 50 North 3rd Street, Columbus, Ohio 43215, and any postponement or adjournment thereof and to otherwise represent the undersigned at the special meeting with all powers possessed by the undersigned if personally present at the special meeting.  The undersigned hereby acknowledges receipt of the notice of the special meeting of the common shareholders to be held on January 12, 2015 and of the accompanying proxy statement/prospectus related to the Company’s proposed merger with a subsidiary of Washington Prime Group Inc., the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST ‘‘FOR’’ EACH OF THE PROPOSALS, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE